                                  EXHIBIT 5.1

                       OPINION OF JOHN W. MACKENZIE, ESQ.

                                                                     EXHIBIT 5.1



                                January 24, 1997



Beverly Enterprises, Inc.
5111 Rogers Avenue, Suite 40-A
Fort Smith, Arkansas  72919

Ladies and Gentlemen:

       I am the Deputy General Counsel of Beverly Enterprises, Inc., a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about January 24, 1997 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering (i) $14,000,000 of obligations which represent unsecured obligations of the Company to pay deferred compensation in the future (the "Obligations") in accordance with the terms of the Beverly Enterprises, Inc. Executive Deferred Compensation Plan for a select group of eligible employees (the "Plan") and (ii) an indeterminate number of shares of Common Stock of the Company as may be issuable upon payment of the Obligations, including such shares as may be issuable as a result of stock splits, stock dividends or similar transactions. In such capacity, I have examined the Restated Certificate of Incorporation and By-Laws of the Company (as amended), the Plan, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinions expressed herein.

       Based upon the foregoing, I advise you that, in my opinion, when issued in accordance with the provisions of the Plan, (i) the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms and (ii) the shares of Common Stock issuable under the Plan, when delivered and paid for in accordance with the Plan, will be validly issued, fully paid, and nonassessable. With respect to clause (i) of the preceding sentence, the enforceability of the Obligations is limited by and subject to
(a) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (b) applicable bankruptcy, insolvency, liquidation, moratorium, conservatorship, receivership, reorganization, or similar laws (including without limitation statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers), and court decisions of general application affecting the rights of creditors generally.

       I am licensed to practice law in the Commonwealth of Kentucky. As I am generally familiar with the Delaware General Corporation Law, however, I did not consider obtaining special Delaware counsel to be necessary to render the opinions expressed herein. Accordingly, this opinion letter is based on my general knowledge and experience and not based on the advice or opinion of counsel licensed to practice law in the State of Delaware. This opinion letter is limited to the effect of the Delaware General Corporation Law and present federal laws of the United States.

       This opinion letter and the matters addressed in this letter are as of the date of this letter. I hereby disclaim any obligation to advise you of any change in any matter set forth in this letter occurring after such date. This opinion letter is limited to the matters stated in this letter and no opinion is implied or may be inferred beyond the opinions expressly stated herein.

       This opinion letter is solely for your benefit and no other person may rely upon the opinions expressed herein. Without my prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished to any other person. I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement.


                                                      Very truly yours,


                                                      /s/ John W. MacKenzie
                                                      John W. MacKenzie
                                                      Deputy General Counsel and
                                                      Assistant Secretary





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